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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 26, 2005, relating to the financial statements and financial highlights appearing in the August 31, 2005 Annual Report to Shareholders of the Columbia Mid Cap Growth Fund and Columbia Strategic Investor Fund, our report dated November 21, 2005, relating to the financial statements and financial highlights appearing in the September 30, 2005 Annual Report to Shareholders of the Columbia Young Investor Fund and our report dated May 26, 2006, relating to the financial statements and financial highlights appearing in the March 31, 2006 Annual Report to Shareholders of the Columbia Marsico Mid Cap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for the Acquiring Fund" and "Independent Registered Public Accounting Firm" in such Registration Statement and under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information dated August 1, 2005 and February 1, 2006 for Columbia Marsico Mid Cap Growth Fund and Columbia Young Investor Fund, respectively, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 5, 2006